EXHIBIT 99.1

For information contact:
Rick Wadsworth, MDSI Mobile Data Solutions Inc., 519-729-7998 or ir@mdsi.ca

NEWS RELEASE

MDSI Achieves Profit of $0.28 per Share in Q4 ‘04

Gross margin climbs, cash position increases for 8th straight quarter

Richmond, B.C. (February 8, 2005) – In the fourth quarter of 2004, MDSI Mobile Data Solutions Inc. (Nasdaq: MDSI; TSX: MMD) recorded net income of $0.28 per fully diluted share, substantially bettering both the Company’s forecast of $0.10 and its results in Q4 2003 and Q3 2004. In Q4 2004, the company also recognized $12.8 million in revenue, consistent with its forecast of $12.5 million, but at a much higher gross margin and with lower operating expenses than comparative periods. The improved results were reflected in MDSI’s cash and cash equivalents balance, which increased approximately $1 million over the previous quarter.

According to MDSI’s President, CEO and Chairman, Erik Dysthe, “MDSI has a profitable business model that continues to generate cash. We are obviously very pleased with Q4 results. We are also pleased to announce two new contracts that, combined, cover approximately 1,200 Advantex r7 users. Both customers are combination electricity and natural gas energy companies in the United States.”

Added Dysthe, “Our vision for the future is to be the largest, most experienced provider of work and resource management solutions, helping companies increase productivity and efficiency across the full spectrum of field work, and for all field workers. Our strategy for 2005 includes broadening our product footprint, entering new geographic markets, continuing the productization of Advantex, and more. Delivering on our vision and strategies will enable MDSI to achieve continued strong financial results in the future.”

($US millions, except per share amounts, which are in $US)	3 months ended Dec 31 '04	3 months ended Dec 31 '03	3 months ended Sept. 30 '04	12 months ended Dec 31 '04	12 months ended Dec 31 '03

Revenue	12.8	12.1	12.7	49.9	47.4
Gross Profit	8.1	6.4	6.8	28.0	24.0
Operating Expenses	5.6	8.6	7.5	26.6	26.9
Net Income (Loss)	2.4	(2.0)	(1.2)	0.5	(3.6)
Fully Diluted Earnings (Loss) Per Share	0.28	(0.25)	(0.14)	0.06	(0.44)

MDSI’s gross margin in Q4 2004 was 63% (Q4 2003: 53%, Q3 2004: 54%). The improvement in gross margin is largely attributable to cost-cutting efforts initiated in Q3 2004, and significantly lower than usual costs with respect to Advantex’s embedded third-party software components. Overall, we expect gross margins going forward to be more consistent with the result achieved for the full fiscal year. Zero-margin revenue included in third party products and services revenue required to be recognized on a gross basis under US GAAP totaled approximately $555,000 (Q4 2003: $224,000, Q3 2004: $332,000).

During Q4 2004, MDSI reduced its total operating expenses to $5.6 million (Q4 2003: $8.6 million, Q3 2004: $7.5 million). The reduction in operating expenses is largely attributable to the cost-cutting efforts, and the absence of material charges such as those incurred in comparative periods. In Q4 2004, MDSI recorded net income of $2.4 million (Q4 2003: loss of $2.1 million, Q3 2004: loss of $1.2 million) or $0.28 per fully diluted share (Q4 2003: loss of $0.25, Q3 2004: loss of $0.14).

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During Q4 2004, MDSI’s provision for taxes was adjusted to reflect management’s best estimate for the Company’s tax liability.

MDSI also improved its already-strong balance sheet during Q4 2004. The Company’s cash balance grew to $19.8 million (Q4 2003: $15.8 million, Q3 2004: $18.9 million), up $4.0 million over the year and up almost $1 million over the previous quarter. The increases were largely attributable to cash flow from MDSI’s operating activities. At December 31, 2004, the company had no long-term debt.

MDSI’s results for the year ended December 31, 2004 improved in all respects over 2003. MDSI’s total revenue increased to $49.9 million (2003: $47.4 million), gross margin grew to 56% (2003: 51%), and net income was up to $507,000 (2003: loss of $3.6 million), or $0.06 per fully diluted share (2003: loss of $0.44).

Looking forward to Q1 2005, MDSI expects revenue of approximately $11 million, excluding third party products and services, for which MDSI does not provide a forecast, and fully diluted earnings per share of approximately $0.03.

All figures in this news release are unaudited, in US dollars and according to US GAAP. Unaudited, condensed consolidated financial statements are presented below.

About MDSI
MDSI is the largest, most successful and experienced provider of mobile workforce management software in the world. MDSI’s software improves customer service and relationships and reduces operating costs by allowing companies to manage field resources more effectively. Headquartered in Richmond, BC, Canada, MDSI was founded in 1993 and has approximately 325 employees. The company has operations and support offices in the United States, Canada, Europe and Australia. MDSI services approximately 100 customers and has licensed more than 80,000 field service users around the world. MDSI is a public company traded on the Toronto Stock Exchange (MMD) and on NASDAQ (MDSI). www.mdsi.ca.

This press release contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements in this release include statements regarding: MDSI’s expectations regarding the amount and timing of revenues, earnings and cash flows in future periods; MDSI’s expectations regarding the timing and success of its plans to broaden its product footprint, enter new geographic markets and continue the productization of Advantex; MDSI’s expectations regarding its gross margins and mix of revenues in future periods; MDSI’s expectations regarding the amount and adequacy of its cash reserves in future periods; and MDSI’s expectations regarding the nature and amount of expenses in future periods, and the benefit to MDSI of its cost-cutting initiatives. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties such as: the possibility that our potential customers will defer purchasing decisions due to economic, political or other conditions or will purchase products offered by our competitors; the failure of MDSI to maintain anticipated levels of expenses in future periods and the risk that cost reduction efforts may adversely affect the ability of MDSI to achieve its business objectives; the risks associated with the collection of accounts receivable; the risks associated with technical difficulties or delays in product introductions and improvements; product development, product pricing or other initiatives of MDSI’s competitors; the amount and timing of strategic expenses; and other risks and uncertainties detailed in MDSI’s most recent Annual Report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission. MDSI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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MDSI MOBILE DATA SOLUTIONS INC.
Condensed Consolidated Statements of Operations
(Expressed in United States dollars)
(Unaudited)

	Three months ended December 31,		Year ended December 31,

	2004	2003	2004	2003

REVENUE
Software and services	$7,140,991	$7,363,566	$29,477,761	$28,931,931
Maintenance and support	4,991,538	4,229,799	18,118,805	13,976,154
Third party products and services	662,027	537,574	2,345,811	4,476,503

	12,794,556	12,130,939	49,942,377	47,384,588

DIRECT COSTS	4,711,249	5,741,280	21,990,893	23,362,608

GROSS PROFIT	8,083,307	6,389,659	27,951,484	24,021,980

OPERATING EXPENSES
Research and development	1,848,875	1,490,441	6,905,996	5,512,706
Sales and marketing	1,797,757	2,228,205	8,459,255	10,496,644
General and administrative	1,820,338	1,503,031	7,184,495	6,551,205
Bad Debts Expense	--	2,959,860	73,586	3,069,860
Strategic Expenses	--	450,000	2,340,299	1,275,120
Restructuring charge	116,249	--	1,616,249	--

	5,583,219	8,631,537	26,579,880	26,905,535

OPERATING INCOME (LOSS)	2,500,088	(2,241,878)	1,371,604	(2,883,555)

OTHER INCOME (EXPENSE)	164,641	234,948	114,439	(307,445)

(LOSS) INCOME FROM CONTINUING	2,664,729	(2,006,930)	1,486,043	(3,191,000)
OPERATIONS BEFORE TAX PROVISION

PROVISION FOR INCOME TAXES	258,956	59,370	978,565	451,743

NET INCOME (LOSS) FOR THE PERIOD	2,405,773	(2,066,300)	507,478	(3,642,743)

DEFICIT, BEGINNING OF PERIOD	(31,817,390)	(27,852,795)	$(29,919,095)	(26,276,352)

DEFICIT, END OF PERIOD	$(29,411,617)	$(29,919,095)	$(29,411,617)	$(29,919,095)

Income (Loss) per common share

Net Income (Loss)
Basic	$0.29	$(0.25)	$0.06	$(0.44)

Diluted	$0.28	$(0.25)	$0.06	$(0.44)

Weighted average shares outstanding
Basic	8,347,493	8,209,756	8,276,085	8,200,676

Diluted	8,533,101	8,209,756	8,443,723	8,200,676

MDSI MOBILE DATA SOLUTIONS INC.
Condensed Consolidated Balance Sheets
(Expressed in United States dollars)
(Unaudited)

	December 31,	December 31,
	2004	2003

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$19,842,920	$15,827,043
Accounts receivable, net
Trade (net of allowance for doubtful accounts $288,246; 2003 - $2,792,415)	10,139,104	8,610,846
Unbilled	822,323	2,446,271
Prepaid expenses and other assets	1,118,143	1,838,425
Current deferred income taxes	171,451	--

	32,093,941	28,722,585

CAPITAL ASSETS, NET	6,694,021	7,990,457
LONG TERM DEFERRED TAXES	--	357,628

TOTAL ASSETS	$38,787,962	$37,070,670

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$1,929,785	$1,786,665
Accrued liabilities	3,686,527	3,725,357
Accrued restructuring charges	921,052	952,623
Income Taxes Payable	1,382,017	917,183
Deferred revenue	12,653,199	11,560,446
Current obligations under capital lease	1,073,883	1,204,269

	21,646,463	20,146,543

LONG TERM DEFERRED TAXES	43,273	--
OBLIGATIONS UNDER CAPITAL LEASES	--	982,016

TOTAL LIABILITIES	21,689,736	21,128,559

STOCKHOLDERS' EQUITY
Common stock	44,793,898	44,329,182
Additional paid-up capital	2,406,049	2,222,128
Deficit	(29,411,617)	(29,919,095)
Comprehensive Income	(690,104)	(690,104)

	17,098,226	15,942,111

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$38,787,962	$37,070,670

MDSI MOBILE DATA SOLUTIONS INC.
Condensed Consolidated Statements of Cash Flows
(Expressed in United States dollars)
(Unaudited)

	Three months ended December 31,		Year ended December 31,

	2004	2003	2004	2003

CASH FLOWS FROM OPERATING
ACTIVITIES
Net income (loss) from continuing operations	$2,405,773	$(2,066,300)	$507,478	$(3,642,743)
Items not affecting cash:
Depreciation	525,025	576,189	2,212,171	2,726,208
Write down in long term receivable	--	2,749,860	--	2,749,860
Deferred income taxes	230,462	6,000	229,450	176,000
Stock based compensation charge	--	--	183,921	--
Changes in non-cash operating working
capital items	(1,900,462)	328,953	2,446,278	5,399,839

Net cash provided by operating activities	1,260,798	1,594,702	5,579,298	7,409,164

CASH FLOWS FROM FINANCING
ACTIVITIES
Issuance of Common Shares	56,037	40,771	464,716	120,671
Repayment of capital leases	(225,859)	(414,699)	(1,112,402)	(1,801,159)

Net cash used in financing activities	(169,822)	(373,928)	(647,686)	(1,680,488)

CASH FLOWS FROM INVESTING
ACTIVITY
Acquisition of capital assets	(128,436)	(94,419)	(915,735)	(918,578)

Net cash used in investing activities	(128,436)	(94,419)	(915,735)	(918,578)

NET CASH INFLOW	962,540	1,126,355	4,015,877	4,810,098

CASH AND CASH EQUIVALENTS,
BEGINNING OF PERIOD	18,880,380	14,700,688	15,827,043	11,016,945

CASH AND CASH EQUIVALENTS,
END OF PERIOD	$19,842,920	$15,827,043	$19,842,920	$15,827,043